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EXHIBIT 12.


Universal Corporation and Subsidiaries
RATIO OF EARNINGS TO FIXED CHARGES
Six Months Ended December 31, 1997 and 1996
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                                                                                           1997                    1996
                                                                                   ---------------------     ------------------

Pretax income from continuing operations..............                                         $118,642                $89,888
Pretax income of unconsolidated affiliates............                                            5,257                  2,091
Fixed charges.........................................                                           30,034                 34,600
                                                                                   ---------------------     ------------------


Earnings..............................................                                         $153,933               $126,579
                                                                                   =====================     ==================


Interest..............................................                                          $29,681                $34,255
Interest of unconsolidated affiliates.................                                              175                    167
Debt discount amortization............................                                              148                    178
                                                                                   ---------------------     ------------------


Fixed charges.........................................                                          $30,004                $34,600
                                                                                   =====================     ==================


Ratio of earnings to fixed charges....................                                              5.1                    3.7
                                                                                   =====================     ==================
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